Exhibit 99.1

Metro Bancorp, Inc. Over-Allotment Option Exercised

Harrisburg, Pa. — October 13, 2009 — Metro Bancorp, Inc. (NASDAQ Global Select Market: METR) announced today the closing of the underwriters’ exercise of their over-allotment option to purchase an additional 625,000 shares of Metro Bancorp, Inc.’s common stock at a purchase price of $11.40 per share to the underwriters and $12.00 per share to the public.  The over-allotment option was granted in connection with Metro Bancorp, Inc.’s previously announced public offering of 6.25 million shares of its common stock at a price to the public of $12.00 per share.  Metro Bancorp, Inc. expects net proceeds from the offering, including the exercise of the over-allotment option, after deducting underwriting discounts and estimated offering expenses to be approximately $77.85 million.  Metro Bancorp, Inc. intends to use the net proceeds of the offering for general corporate purposes.

Sandler O’Neill + Partners, L.P. and RBC Capital Markets Corporation acted as co-book running managers for the offering.  The offering was made pursuant to an effective shelf registration statement filed with the SEC.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. Metro has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates, and such registration statement has been declared effective. Prospective investors should read the prospectus in that registration statement, the prospectus supplement and other documents that Metro has filed with the SEC for more complete information about Metro and the offering. Investors may obtain these documents without charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus supplement and the prospectus relating to the offering may be obtained from Sandler O’Neill + Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022, (866) 805-4128 or from RBC Capital Markets, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, Attention: Equity Syndicate or by faxing (212) 428¬6260 or calling (212) 428-6670.

Cautionary Statement Regarding Forward-Looking Information:

This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the ability of Metro to offer and sell securities including common stock, the proposed merger with Republic First and the financial condition, liquidity, results of operations, future performance and business of Metro. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to management’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond management’s \

control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about Metro and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. A number of those risks, trends and uncertainties are discussed in Metro’s SEC reports, including Metro’s annual report on Form 10-K and quarterly reports on Form 10-Q, as well as the registration statement relating to the offering to which this communication relates. Any forward-looking statements in this press release should be evaluated in light of those important risk factors. Forward-looking statements contained in this press release are made only as of the date hereof, and Metro undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.